UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)               January 22, 2015

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code               (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 22, 2015, Photronics, Inc. (the “Company”), executed an Indenture with the Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”) to issue $57.5 million principal amount of its 3.25 % Senior Convertible Notes due 2019 (the “New Notes”), a form of which is filed as Exhibit 4.1, in privately negotiated exchanges with certain holders of its 3.25% Senior Convertible Notes due 2016 (the “Old Notes”), which were issued in 2011. The New Notes were issued to "accredited investors" and “qualified institutional buyers” as such terms are defined in rules under the Securities Act of 1933, as amended.

The New Notes mature on April 1, 2019. Interest on the New Notes accrues from January 22, 2015 and will be payable semi-annually, in arrears, on April 1 and October 1, beginning April 1, 2015. Interest will be computed on the New Notes on the basis of a 360-day year of twelve 30-day months.

The New Notes may be converted into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an initial conversion rate of 96.3879 shares of Common Stock per $1,000 principal amount of New Notes (approximately $10.37 per share of Common Stock), subject to adjustment as described in the Indenture.

If the Company undergoes certain types of fundamental changes prior to maturity, holders of the New Notes will have the right, at their option, to require the Company to purchase for cash all or part of their New Notes at a repurchase price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the entire principal amount of and accrued and unpaid interest on all the New Notes to be immediately due and payable.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The Indenture does not limit the Company’s ability to incur additional indebtedness.

The New Notes are senior unsecured obligations of the Company, ranking equally with its other unsecured and unsubordinated obligations. The New Notes are effectively subordinated to all liabilities of the Company’s subsidiaries, including trade payables.

The foregoing descriptions of the New Notes and the Indenture are only summaries and are qualified in their entirety by reference to the full text of the form of New Notes and the Indenture, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of 3.25% Senior Convertible Notes due 2019

4.2	Indenture, dated January 22, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	January 28, 2015	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit	Description
4.1	Form of 3.25% Senior Convertible Notes due 2019
4.2	Indenture, dated January 22, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee